Exhibit 10.1

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Performance Stock Unit Agreement (this “Agreement”), dated as of the Grant Date set forth in the Performance Stock Unit Award Grant Notice (the “Grant Notice”), is made between Quest Resource Holding Corporation (the “Company”) and the Participant. The Grant Notice is included in, and made part of, this Agreement.

ARTICLE 1
GENERAL

1.1.  Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Company’s 2024 Incentive Compensation Plan (the “Plan”) and the Grant Notice, as applicable.

1.2.  Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2
PERFORMANCE CRITERIA AND AWARD DETERMINATION

2.1.  Target Award Grant. Subject to the provisions of this Agreement and the Plan, the Company hereby grants to Participant the number of performance stock units (the “Performance Stock Units” or “PSUs”) set forth in the Grant Notice (the “Target Award”).

2.2.  Final Award Determination. At the end of the Performance Period set forth in the Grant Notice and subject to the achievement of the performance metrics set forth in the Grant Notice and further referenced in Section 2.3 (the “Performance Metrics”), the Participant shall be entitled to receive that number of shares of common stock equal to (i) the Target Award, multiplied by (ii) the Payout Percentage (as hereinafter defined) (the “Final Award”). The Payout Percentage shall be calculated with reference to Section 2.3 after the achievement of the Performance Metrics are certified in writing by the Compensation Committee of the Company’s Board of Directors (the “Committee”) following completion of the audit of the Company’s financial statements for the period ending on the last day of the Performance Period.

2.3.  Performance Metrics. The Performance Metrics are based on “Cumulative Adjusted EBITDA”, which shall be determined by adding the Company’s cumulative earnings before interest, taxes, depreciation and amortization, for the fiscal years covered by the Performance Period, as set forth in the Grant Notice. The Committee has established the threshold, target and maximum values for each Performance Metric, which are set forth in the Grant Notice. The total number of PSUs earned, if any, shall be the amounts earned as calculated in accordance with Section 2.2 with respect to the Performance Metrics.

The Committee may, in its sole discretion, modify such threshold, target and maximum values for any Performance Metric to account for changed circumstances in the Company’s business occurring during the Performance Period, including, without limitation, acquisitions, new lines of business, divestitures, audit adjustments or changes in business lines.

2.4.  Performance Period. The Performance Period, for purposes of this Agreement, shall be determined by the Committee and shall be the period set forth in the Grant Notice.

2.5.  Settlement of Final Award. As soon as reasonably practicable following the expiration of the Performance Period and with a target date of no later than March 15 of the year following the year in which the Performance Period ends, subject to adjustment or extension as needed, the Committee shall certify the achievement of the Performance Metrics, determine the Final Award earned by the Participant and issue shares of common stock to the Participant in the amount of the Final Award.

2.6.  Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary in compliance with any applicable employment agreement, offer letter, and non-competition or non-solicitation agreement.

2.7.  Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s termination of Continuous Service for any or no reason (other than in connection with a Change in Control), any PSUs that have not been earned shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the PSUs which have not been earned as of the date on which the Participant incurs a termination of Continuous Service shall thereafter become vested.

2.8.  Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Participant shall, as of the date hereof, be an Eligible Person as defined in the Plan and must be providing Continuous Service to the Company through the Final Payment Date to be eligible to receive the full Final Award, unless otherwise determined by the Committee in its sole discretion.

2.9.  Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and Shares that may be issued following the Performance Period in connection with a Final Award unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 9(c) of the Plan.

2.10.  No Effect on Capital Structure. No award or right granted under this Agreement shall affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

2.11.  Change In Control. In the event of a Change in Control at any time prior to the end of the Performance Period, the PSUs shall be accelerated and deemed fully vested as of the date of the Change in Control and the Final Award shall be calculated based on the target performance value, unless either (i) the Company is the surviving entity in the Change in Control and the PSU Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (ii) the successor company assumes or substitutes for the PSU Award, as determined in accordance with Section 9(c)(ii) of the Plan.

ARTICLE 3
OTHER PROVISIONS

3.1.  Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.

3.2.  PSUs Not Transferable. The PSUs shall be subject to the restrictions on transferability set forth in Section 9(b) of the Plan.

3.3.  Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement and the Shares issuable with respect thereto. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.4.  Binding Agreement. Subject to the limitation on the transferability of the PSUs contained in this Agreement, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5.  Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.6.  Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

3.7.  Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.8.  Governing Law. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.9.  Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other applicable law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such applicable law.

3.10.  Amendment, Suspension and Termination. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate this Award or this Agreement, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or this Agreement, without the consent of the Participant, no such Committee or Board action may materially and adversely affect the rights of the Participant under terms of such Award.

3.11.  Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.

3.12.  Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and Shares issued in connection with a Final Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.13.  Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant at any time.

3.14.  Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Schedules thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

3.15.  Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.16.  Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as provided in this Agreements. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Shares, as and when payable under this Agreement.

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